EXHIBIT 24

POWERS OF ATTORNEY

Powers of Attorney

Know All Men By These Presents, that each person whose signature appears below constitutes and appoints Gary W. Miller and Craig C. Morfas, or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities noted below to sign the Baldwin & Lyons, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 2010, and any and all amendments thereto, required to be filed pursuant to the requirements of Sections 12(g), 13, or 15(d) of the Securities and Exchange Act of 1934, as amended, granting unto each of said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitute, may lawfully do or cause to be done by virtue hereof.

Signature and Title	Dated:

/s/ Joseph DeVito	March 9, 2011
Joseph DeVito, CEO and President
(Principal Executive Officer)

/s/ G. Patrick Corydon	March 9, 2011
G. Patrick Corydon, Executive Vice
President (Finance) and CFO
(Principal Financial and Accounting Officer)

/s/ Gary W. Miller	March 9, 2011
Gary W. Miller, Chairman
of the Board Executive Chairman

/s/ Stuart D. Bilton	March 9, 2011
Stuart D. Bilton, Director

/s/ Otto N. Frenzel, IV	March 9, 2011
Otto N. Frenzel, IV, Director

/s/ John M. O’Mara	March 9, 2011
John M. O’Mara, Director

/s/ Thomas H. Patrick	March 9, 2011
Thomas H. Patrick, Director

/s/ John Pigott	March 9, 2011
John Pigott, Director

Powers of Attorney (continued)

/s/ Kenneth D. Sacks	March 9, 2011
Kenneth D. Sacks, Director

/s/ Nathan Shapiro	March 9, 2011
Nathan Shapiro, Director

/s/ Norton Shapiro	March 9, 2011
Norton Shapiro, Director

/s/ Robert Shapiro	March 9, 2011
Robert Shapiro, Director

/s/ Steven A. Shapiro	March 9, 2011
Steven A. Shapiro, Director

/s/ John D. Weil	March 9, 2011
John D. Weil, Director